UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 21, 2017

COLUMBIA SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND (STATE OR OTHER JURISDICTION OF INCORPORATION)	811-22328 (COMMISSION FILE NUMBER)	20-0994125 (I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Franklin Street

Boston, Massachusetts 02110

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE 800-937-5449

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

SECTION 7 — REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure.

Registrant is furnishing as Exhibit 99.1 the attached Press Release for Columbia Seligman Premium Technology Growth Fund, Inc. The Press Release provides a correction to certain information announced in a press release issued on August 4, 2017 in connection with Registrant’s third-quarter distribution (the “original press release”). The original press release incorrectly stated that the third-quarter distribution was equal to a quarterly rate of 2.0666% (8.27% annualized) of Registrant’s market price of $22.38 per share as of July 31, 2017. The correct quarterly rate is 2.0675% and the correct market price per share as of July 31, 2017 is $22.37. Other than the foregoing, there are no other changes to the information contained in the original press release.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Registrant is furnishing as Exhibit 99.1 the attached Press Release for Columbia Seligman Premium Technology Growth Fund, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2017

COLUMBIA SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.

By:	/s/ Joseph D’Alessandro
Joseph D’Alessandro
Assistant Secretary

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